EXHIBIT 4.5


THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE. NEITHER SUCH WARRANTS NOR SUCH SECURITIES MAY BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT SUCH REGISTRATION, EXCEPT UPON DELIVERY TO THE COMPANY OF SUCH EVIDENCE AS MAY BE SATISFACTORY TO COUNSEL FOR THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.


                             AVAX TECHNOLOGIES, INC.

                   Warrants To Purchase Shares Of Common Stock

No.                                                    [           ] Shares

                   This Warrant Certificate dated April 17, 1997, certifies that [Hill, Thompson Magid & Co.], or registered assigns (the "Holder"), is the owner
of [   ] warrants (the "Warrants") (subject to adjustment as provided herein), each of which represents the right to subscribe for and purchase, at any time on or prior to July 17, 2002 (the "Expiration Date"), from AVAX Technologies, Inc., a Delaware corporation (the "Company"), one share of Common Stock, par value $.002 per share, of the Company (the "Common Shares") at a per share exercise price (the "Exercise Price") of $4.00 (subject to adjustment as provided herein). Such Warrants shall vest and become irrevocable as follows:
50% of such Warrants on June 17, 1997, 25% of such Warrants on October 17, 1997 and an additional 25% Warrants on April 17, 1998 provided that no Warrants shall vest from and after the termination of the Investment Banking Agreement dated April 17, 1997, between AVAX Technologies, Inc. and Hill, Thompson, Magid & Co. (the "Agreement").


                  The Warrants represented by this Warrant Certificate are subject to the following provisions, terms and conditions:

                  SECTION 1. Exercise. (a) The Warrants may be exercised, in whole or in part, on or prior to the Expiration Date, by the Holder:

                  (i) by surrender of this Warrant Certificate (with the subscription form attached hereto duly executed) at the principal office of the Company at 4520 Main Street, Suite 930, Kansas City, Missouri (or such other office or agency of the Company as may be designated by notice in writing to the Holder at the address of such Holder appearing on the books of the Company), accompanied by proper payment of the aggregate Exercise Price, or the proportionate part thereof if the Warrants are exercised in part, in cash or by official bank or certified check made payable to the

                  Company. Upon such payment, the Common Shares so purchased shall be deemed (retroactively) to have been issued to the Holder as the record owner of such Common Shares as of the close of business on the Exercise Date. Certificates representing the Common Shares so purchased, together with any cash for fractional Common Shares paid pursuant to Section 5, shall be delivered to the Holder promptly and in no event later than 10 days after payment of the Exercise Price; or

                  (ii) by the surrender of this Warrant Certificate (with the cashless exercise form attached hereto duly executed) (a "Cashless Exercise") at the principal office of the Company at 4520 Main Street, Suite 930, Kansas City, Missouri (or such other office or agency of the Company as may be designated by notice in writing to the Holder at the address of such Holder appearing on the books of the Company). Such presentation and surrender shall be deemed a waiver of the Holder's obligation to pay the aggregate Exercise Price, or the proportionate part thereof if this Warrant is exercised in part. In the event of a Cashless Exercise, the Holder shall exchange its Warrant Certificate for that number of shares of Common Stock determined by multiplying the number of Common Shares subject to such Cashless Exercise by a fraction, the numerator of which shall be the difference between the then current market price per share of the Common Stock and the per share Exercise Price, and the denominator of which shall be the then current market price per share of the Common Stock. For purposes of any computation under this Section, the then current market price per share of Common Stock at any date (the "Market Price") shall be deemed to be last sale price of the Common Stock on the business day prior to the date of the Cashless Exercise or, in case no such reported sales take place on such day, the average of the last reported bid and asked prices of the Common Stock on such day, in either case on the principle national securities exchange on which the Common Stock is admitted to trading or listed, or if no listed or admitted to trading on any such exchange, the representative closing bid price of the Common Stock as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ"), or other similar organization if NASDAQ is no longer reporting such information, or if not so available, the fair market price of the Common Stock as determined by the Board of Directors.

                  (b) In the event of any partial exercise of this Warrant Certificate, the Company shall deliver to the Holder, together with the Common Shares issuable upon such partial exercise, a new Warrant Certificate of like tenor evidencing the Warrants remaining unexercised.

                  SECTION 2. Reservation of Shares; Payment of Taxes. (a) The Company covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon exercise of Warrants, such number of Common Shares as shall then be issuable upon the exercise of all outstanding Warrants. The Company covenants that all Common Shares which shall be issuable upon exercise of the Warrants shall, at the time of delivery (assuming full payment of the Exercise Price thereof), be duly and validly issued, fully paid, nonassessable and free from all issuance taxes, liens and charges with respect to the issue thereof (other than those which the Company shall promptly pay or discharge).

                  (b) The Company shall pay all documentary, stamp or similar taxes and other similar governmental charges that may be imposed with respect to the issuance or delivery of any Common Shares upon exercise of the Warrants; provided, however, that if the Common Shares are to be delivered in a name other than the name of the Holder, no such delivery shall be made unless the person requesting the same has paid to the Company the amount of transfer taxes or charges incident thereto, if any.

                  SECTION 3. Loss or Mutilation. Upon receipt by the Company of evidence satisfactory to it of the ownership of and loss, theft, destruction or mutilation of this Warrant Certificate and (in case of loss, theft or destruction) of indemnity satisfactory to it, and (in the case of mutilation) upon surrender and cancellation thereof, the Company shall execute and deliver to the Holder in lieu thereof a new Warrant Certificate of like tenor representing an equal aggregate number of Warrants. Applicants for a substitute Warrant Certificate shall comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

                  SECTION 4. Anti-Dilution Provisions. (a) In the case the Company shall hereafter (i) pay a dividend or make a distribution on its capital stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares or (iv) issue by reclassification of its Common Stock any shares of capital stock of the Company, the Exercise Price shall be adjusted so that the Holder upon the exercise hereof shall be entitled to receive the number of shares of Common Stock or other capital stock of the Company which he would have owned immediately following such action had such Warrant been exercised immediately prior thereto. An adjustment made pursuant to this Subsection 4(a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

                  (b) In the case of any capital reorganization or reclassification, or any consolidation or merger to which the Company is a party other than a merger or consolidation in which the Company is the continuing corporation, or in the case of any sale or conveyance to another entity of the property of the Company as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Company), the Holder of this Warrant shall have the right thereafter to receive on the exercise of this Warrant the kind and amount of securities, cash or other property which the Holder would have owned or have been entitled to receive immediately after such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance had this Warrant been exercised immediately prior to the effective date of such reorganization, reclassification consolidation, merger, statutory exchange, sale or conveyance and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section 4 with respect to the rights and interests thereafter of the Holder of this Warrant to the end that the provisions set forth in this Section 4 shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant. The above provisions of this Subsection 4(b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, statutory exchanges, sales or conveyances. The issuer of any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant shall be responsible for all of the agreements and obligations of the Company hereunder. Notice of any such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and of said provisions so proposed to be made, shall be mailed to the Holders of the Warrants not less than 30 days prior to such event. A sale of all or substantially all of the assets of the Company for a consideration consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes.

                  (c) Whenever the Exercise Price is adjusted as provided in this Section 4 and upon any modification of the rights of a Holder of Warrants in accordance with this Section 4, the Company shall promptly mail to the Holders of the warrants a certificate of the Company's chief financial officer setting forth the Exercise Price and the number of Common Shares after such adjustment or the effect of such modification, a brief statement of the facts requiring such adjustment or modification and the manner of computing the same, and, at the request of the Holder of any Warrant, obtain, at the Company's expense, a certificate of a firm of independent public accountants of recognized standing selected by the Board of Directors (who may be the regular auditors of the Company) to such effect and cause of such certificate to be mailed to the Holders of the Warrants.

                  (d) In case any event shall occur as to which the other provisions of this Section 4 are not strictly applicable but as to which the failure to make any adjustment would not fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principles hereof then, in each such case, the Holders of Warrants representing the right to purchase a majority of the Common Shares subject to all outstanding Warrants may appoint a firm of independent public accountants of recognized national standing reasonably acceptable to the Company, which shall give their opinion as to the adjustment, if any, on a basis consistent with the essential intent and principles established herein, necessary to preserve the purchase rights represented by the Warrants. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the Holder of this Warrant and shall make the adjustments described therein. The fees and expenses of such independent public accountants shall be borne by such Holders.

                  (e) No adjustments in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least $0.05 per share of Common Stock. All calculations under this Section 4 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be. Anything in this Section 4 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Exercise Price, in addition to those required by this Section 4 as it in its discretion shall deem to be advisable in order that any stock dividend, subdivision of shares or distribution of rights to purchase stock or securities convertible or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable.

                  SECTION 5. Fractional Shares. The Company may, but shall not be required to, issue fractional Common Shares on exercise of the Warrants. The number of full Common Shares which shall be issuable upon such exercise of Warrants by the Holder shall be computed on the basis of the aggregate number of whole Common Shares purchasable on exercise of all Warrants held by the Holder. If any fraction of a Common Share would, except for the provisions of this
Section 6,
                                       4
be issuable on the exercise of Warrants, the Company may if it elects pay an amount in cash calculated by it to be equal to the then fair value of one Common Share, as determined by the Board of Directors of the Company in good faith, multiplied by such fraction computed to the nearest whole cent.

                  SECTION 6. Warrant Holders Not Deemed Stockholders. The Holder shall not, as the holder of Warrants, be entitled to receive dividends or be deemed the holder of Common Shares that may at any time be issuable upon the exercise of such Warrants for any purpose whatsoever.

                  SECTION 7. Governing Law. This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.

                  SECTION 8. Assignment. This Warrant Certificate may not be assigned in whole or in part or transferred by the Holder without the prior written consent of the Company and any such purported transfer without such prior written consent shall be null and void ab initio.

                  IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed as of the date first above written.


                                    AVAX TECHNOLOGIES, INC.


                                    By:    /s/ Jeffrey M. Jonas, M.D.
                                           _______________________________
                                           Name:  Jeffrey M. Jonas, M.D.
                                           Title: President and Chief
                                                   Executive Officer

                                SUBSCRIPTION FORM

                  The undersigned Holder, pursuant to the provisions of the foregoing Warrant Certificate, hereby irrevocably elects to subscribe for and purchase __________ shares of the Common Stock of AVAX Technologies, Inc. issuable upon the exercise of such Warrants, and makes payment thereof in full at the price per share provided by said Warrant Certificate.

Dated:  ___________________         Signature:  ________________________________
                                    Address:    ________________________________
                                                ________________________________



                                CASHLESS EXERCISE

                  The undersigned Holder, pursuant to the provisions of the foregoing Warrant Certificate, hereby irrevocably elects to exchange its Warrants for _________ shares of Common Stock of AVAX Technologies, Inc. pursuant to the Cashless Exercise provisions of said Warrant Certificate.

Dated: _______________              Signature:  ________________________________
                                    Address:    ________________________________
                                                ________________________________